Exhibit 21.1 - Subsidiaries of Micro-Integration Corp.


                Name                                     Jurisdiction
                ----                                     ------------

                Computer Site, Inc.                              Ohio

                Computer One of Ohio, Inc.                       Ohio

                SuiteOne Computer Services, Inc.         Pennsylvania